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                                                                    EXHIBIT 3.22

                            CERTIFICATE OF FORMATION
                                       OF
                            OPRYLAND HOTEL-TEXAS, LLC

      The undersigned, an authorized natural person, for the purpose of forming a limited liability company (hereinafter called the "Company"), under the provisions and subject to the requirements of the Delaware Limited Liability Company Act, hereby certifies that:

      FIRST: The name of the limited liability company is Opryland Hotel-Texas, LLC.

      SECOND: The address of the registered office and the name and address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

      Executed on this 19th day of October, 1999.

                                                     /s/ Kim A. Brown
                                                     ------------------------
                                                     Kim A. Brown, Organizer